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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-43385) pertaining to the Varco International, Inc. 401(k) / Profit Sharing Plan (formerly, Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan) of our report dated May 3, 2002, with respect to the financial statements and schedule of the Varco International, Inc. 401(k) / Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

Houston, Texas
June 25, 2002